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                                                                       EXHIBIT 8

                  [T. ALAN OWEN & ASSOCIATES, P.C. LETTERHEAD]




                                December 31, 1998


Board of Directors
Great Xpectations Marketing, Inc.
9202 West Royal Lane
Irving, Texas 75063

Gentlemen:

         We have acted as tax counsel to Great Xpectations Marketing, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the "Federal Income Taxes" caption of the Prospectus forming part of the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Registration Statement covers 6,678,490 shares of the $0.001 par value Common Stock (the "Common Stock") of the Company.

         The 6,768,490 shares of the Common Stock has been issued by the Company to GlobeNet International I, Inc. ("GlobeNet") and will be distributed (the "Distribution") to all holders of record on June 10, 1998 (the "Record Date"), of Common Stock of GlobeNet on the effective date of the Registration Statement.

         Holders of GlobeNet stock will not be charged or assessed for the dividend stock. Neither GlobeNet nor the Company will receive any proceeds from the offering. GlobeNet will report the distribution of stock as a distribution subject to the provisions of Section 301 of the Internal Revenue Code of 1986, as amended (the "Code").

         For purposes of rendering the opinions hereinafter set forth, we have examined (a) the Registration Statement and the Prospectus included as a part thereof (the "Prospectus") and (b) such other documents and instruments as we have deemed necessary or relevant. Based solely upon such examination and our interpretation of existing Federal Income Tax Laws, Court Decisions, Treasury Department Regulations, and Internal Revenue Service Rulings, we are of the opinion that Federal Income Tax consequences to the distributees of the Common Stock will be as follows:

         1. Under Section 311(b) of the Code, GlobeNet will recognize gain as a result of the Distribution to the extent that the fair market value of the Common Stock distributed


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Board of Directors
Great Xpectations Marketing, Inc.
December 31, 1998
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                  exceeds its adjusted basis in the hands of GlobeNet. For this purpose, GlobeNet will be treated as though it had sold the Common Stock to its stockholders at its fair market value. On the other hand, if the fair market value of the Common Stock is less than its adjusted basis in the hands of GlobeNet, GlobeNet will recognize a loss as a result of the distribution.

         2. The Distribution will be taxable to GlobeNet's stockholders pursuant to Section 301 of the Code.

         3. With respect to a non-corporate distributee, the amount of the Distribution will be the fair market value of the Distribution to such distributee determined as of the date of the Distribution. Under Sections 301(c) and 316(a) of the Code, the amount of the Distribution will be a dividend to the extent the Distribution is made out of GlobeNet's current and accumulated earnings and profits computed as of the close of the tax year in which the Distribution occurs.

                  The portion, if any, of the Distribution which is not a dividend will reduce the adjusted basis of the GlobeNet Common Stock in the hands of the non-corporate distributees. That portion (if any) of the Distribution which is not a dividend, to the extent that such portion exceeds the adjusted basis above such GlobeNet Common Stock, will be treated as gain from the sale or exchange of property. Such gain will be capital gain if such GlobeNet Common Stock is a capital asset in the hands of such distributee and will be either long-term or short-term depending on whether he has held such stock for more than six months. The holding period of the Common Stock to be distributed will commence on the day following the date of the Distribution.

         4. The tax basis to the non-corporate distributee of the Common Stock to be distributed will be the fair market value of such Common Stock on the date of the Distribution.

         5. With respect to a corporate distributee, the amount of the Distribution will be the lesser of: (i) the fair market value of the Distribution, determined as of the date of the Distribution; or (ii) the adjusted basis (in the hands of GlobeNet immediately prior to the Distribution) of the Common Stock to be distributed increased in the amount of gain recognized to GlobeNet on the Distribution. However, under
                  Section 301(b) of the Code, if the distributee is a foreign corporation, and in the amount received by such foreign corporation is not effectively connected with the conduct by it of a trade or business within the United States, the amount of the Distribution to such foreign corporation will be the fair market value of the Distribution determined as of the date of the Distribution. Under Sections 301(c) and 316(a) of the Code, the amount of the Distribution will be a dividend to the extent the Distribution is made out of GlobeNet's

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Board of Directors
Great Xpectations Marketing, Inc.
December 31, 1998
Page 3

                  current and accumulated earnings and profits computed as of the close of the tax year in which the Distribution occurs.

                  The portion, if any, of the Distribution which is not a dividend will reduce the adjusted basis of the GlobeNet Common Stock in the hands of the corporate distributee. That portion (if any) of the Distribution which is not a dividend and, to the extent that such portion exceeds the adjusted basis of such GlobeNet Common Stock will be treated as gain from the sale or exchange of property. Such gain will be capital gain if such GlobeNet Common Stock is a capital asset in the hands of such distributee and will be either long-term or short-term depending on whether it has held such stock for more than six months.

         6. The tax basis to the corporate distributee of the Common Stock to be distributed will be the lesser of: (i) the fair market value of such Common Stock on the date of the distribution; or
                  (ii) the adjusted basis (in the hands of GlobeNet immediately before the Distribution) of the Common Stock to be distributed, increased in the amount gain recognized to GlobeNet on the Distribution. However, under Section 301(d)(3) of the Code, if such distributee is a foreign corporation, and if the amount received by such corporation is not effectively connected with the conduct by it of a trade or business within the United States, the tax basis of the Common Stock to be distributed will be the fair market value of the Distribution determined as of the date of the Distribution.

         7. The determination of the holding period with respect to a corporate distributee of the Common Stock to be distributed does not appear settled. The corporate distributee (which is not a foreign corporation of the type described in paragraph 6 above) could contend that such holding period includes the period for which the common stock to be distributed was held by GlobeNet. Such position would be predicated on the theory that since the tax basis (as described above) of the Common Stock to such corporate distributee might be the adjusted basis of the Common Stock in the hands of GlobeNet pursuant to
                  Section 1223(2) of the Code, which provides that the holding period of the property, however acquired, shall include the period for which such property was held by any other person where such property has, for determining gain or loss from a sale were changed, the same basis (in whole or in part) in his hands as it would have in the hands of such other person. However, the Internal Revenue Service might take the position that Section 1223(2) of the Code is not applicable to the Distribution and, consequently, that the holding period of the Common Stock to be distributed will commence on the day following the date of the Distribution


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Board of Directors
Great Xpectations Marketing, Inc.
December 31, 1998
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         8.       In the absence of a trading market for the Common Stock, "fair market value" should be calculated in accordance with Revenue Ruling 59-60 1959(1)C.B.237, which sets forth certain factors to be considered in making such determination.

         We hereby consent to the inclusion of this Opinion as an Exhibit to the Registration Statement and to the reference in the Prospectus to our firm under the heading of "Federal Income Taxes".

         Persons reviewing this opinion should be aware that:

         1. Statutes, regulations, and rulings with respect to all of the foregoing tax matters are subject to change by Congress or by the Department of the Treasury, and the interpretation of such statutes, regulations, and rulings may be modified or affected by judicial decision or by the Department of the Treasury. Because of the continual changes by Congress, the Treasury Department, and the Courts with respect to the administration and the interpretation of the tax laws, no assurance can be given that the foregoing opinions and interpretations will not be challenged by the Internal Revenue Service, or, if challenged, that such opinions and interpretations will be sustained.

         2. Each individual taxpayer's situation will be different. Accordingly, we recommend that the respective distributee be advised to seek their own personal tax counsel with respect to the tax considerations discussed above.

         3. No opinion in any matter not expressly stated should be inferred from the opinion set forth herein.

                                             Sincerely,

                                             T. ALAN OWEN & ASSOCIATES, P.C.


                                             By:
                                                -------------------------------
                                                T. Alan Owen

TAO/jac